Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

OF

Hermes Logistics Technologies Limited

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-192241) and in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated March 13, 2015, with respect to the financial statements of Hermes Logistics Technologies Limited as of December 31, 2014, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2014.

Yours sincerely,

LEVY COHEN & CO.

/s/Levy Cohen & Co.

Registered Auditors and Certified

Public Accountants

17 April 2015